EXHIBIT 1
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                             JOINT FILING AGREEMENT



         The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, no par value per share, of Heartland Bancshares, Inc. is filed jointly, on behalf of each of them.

Dated:  September 22, 2003


                                                      /s/ Jeffrey A. Miller
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                                                      Jeffrey A. Miller



                                                      /s/ Eric D. Jacobs
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                                                      Eric D. Jacobs


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